As filed with the Securities and Exchange Commission on January 16, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3177549
(State of Incorporation)	(I.R.S. Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA 95050

(Address of principal executive offices)

PortalPlayer, Inc. 1999 Stock Option Plan

PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan

(Full title of the plans)

Marvin D. Burkett

Chief Financial Officer

NVIDIA Corporation

2701 San Tomas Expressway

Santa Clara, CA 95050

(408) 486-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric C. Jensen, Esq.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.001 per share, to be issued under the PortalPlayer, Inc. 1999 Stock Option Plan and PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan	1,091,383 shares	$32.67-$55.19	$49,765,011.09	$5,324.86

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock which become issuable under the PortalPlayer, Inc. 1999 Stock Option Plan and the PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee and non-employee benefit plans described herein.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price for outstanding options granted pursuant to the PortalPlayer, Inc. 1999 Stock Option Plan and the PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan, and (b) the average of the high and low prices of Registrant’s common stock as reported on the NASDAQ Global Select Market on January 11, 2007.

The chart below details the calculation of the registration fee:

Title of Securities	Number of Shares	Offering Price Per Share		Aggregate Offering Price
Shares issuable pursuant to outstanding options under the PortalPlayer, Inc. 1999 Stock Option Plan	73,739	$32.67	(2)(a)	$2,409,053.13
Shares issuable pursuant to outstanding options under the PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan	588,204	$55.19	(2)(a)	$32,462,978.76
Shares reserved for future issuance under the PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan	429,440	$34.68	(2)(b)	$14,892,979.20

Total	1,091,383

Proposed Maximum Offering Price				$49,765,011.09
Registration Fee				$5,324.86

PART II

INFORMATION

REQUIRED IN REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by NVIDIA Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this registration statement:

(a) The Company’s Annual Report on Form 10-K/A for the fiscal year ended January 29, 2006 filed with the SEC on November 29, 2006.

(b) The Company’s Quarterly Report on Form 10-Q/A for the quarter ended April 30, 2006 filed with the SEC on November 29, 2006.

(c) The Company’s Quarterly Report on Form 10-Q for the quarter ended July 30, 2006 filed with the SEC on November 29, 2006.

(d) The Company’s Quarterly Report on Form 10-Q for the quarter ended October 29, 2006 filed with the SEC on December 7, 2006.

(e) The Company’s Current Reports on Form 8-K filed with the SEC on February 24, 2006, March 7, 2006, March 13, 2006, April 3, 2006, August 10, 2006 (other than the portion of such report furnished under Item 2.02 and the exhibit filed on such report related to Item 2.02), September 12, 2006, November 6, 2006, November 9, 2006 (only with respect to Item 1.01 and associated Item 9.01), December 1, 2006, December 4, 2006 and January 11, 2007.

(f) The description of the Company’s common stock which is contained in the Company’s registration statement on Form 8-A, filed with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”) on January 12, 1999, including any other amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K). Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. DESCRIPTION OF SECURITIES

Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities

Act. Our Bylaws, as amended and restated on March 9, 2006, require us to indemnify our directors and executive officers, and permit us to indemnify our other officers, employees and other agents, to the extent permitted by Delaware law.

We have entered into indemnity agreements with each of our directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

In addition, our Amended and Restated Certificate of Incorporation provides that our directors shall not be personally liable to the Company or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8. EXHIBITS

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of NVIDIA Corporation.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NVIDIA Corporation.

4.3(3)	Bylaws of NVIDIA Corporation, Amended and Restated as of March 7, 2006.

4.4(4)	Specimen Stock Certificate.

5.1*	Opinion of Cooley Godward Kronish LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of KPMG LLP.

23.3*	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1*	Power of Attorney is contained on the signature pages.

99.1*	PortalPlayer, Inc. 1999 Stock Option Plan and form of agreements thereunder.

99.2*	PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan and form of agreements thereunder.

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 4.1 to NVIDIA’s Registration Statement on Form S-8 (File No. 333-74905), filed with the SEC on March 23, 1999.
(2)	Incorporated by reference to Exhibit 3.4 to NVIDIA’s Quarterly Report on Form 10-Q (File No. 000-23985), filed with the SEC on September 10, 2002.
(3)	Incorporated by reference to Exhibit 3.3 to NVIDIA’s Annual Report on Form 10-K (File No. 000-23985), filed with the SEC on March 16, 2006.
(4)	Incorporated by reference to Exhibit 4.2 to NVIDIA’s Registration Statement on Form S-1 (File No. 333-47495), filed with the SEC on April 24, 1998.

Item 9. UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on January 16, 2007.

NVIDIA CORPORATION

By:	/s/ Jen-Hsun Huang
Jen-Hsun Huang
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jen-Hsun Huang and Marvin D. Burkett, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jen-Hsun Huang Jen-Hsun Huang	President, Chief Executive Officer and Director (Principal Executive Officer and Director)	January 16, 2007

/s/ Marvin D. Burkett	Chief Financial Officer (Principal Financial and Accounting Officer)	January 16, 2007
Marvin D. Burkett

	Director	January , 2007
Steven Chu

	Director	January , 2007
Tench Coxe

/s/ James C. Gaither	Director	January 16, 2007
James C. Gaither

/s/ Harvey C. Jones	Director	January 16, 2007
Harvey C. Jones

/s/ William J. Miller	Director	January 16, 2007
William J. Miller

/s/ Mark L. Perry	Director	January 16, 2007
Mark L. Perry

/s/ A. Brooke Seawell	Director	January 16, 2007
A. Brooke Seawell

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of NVIDIA Corporation.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of NVIDIA Corporation.

4.3(3)	Bylaws of NVIDIA Corporation, Amended and Restated as of March 7, 2006.

4.4(4)	Specimen Stock Certificate.

5.1*	Opinion of Cooley Godward Kronish LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of KPMG LLP.

23.3*	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1*	Power of Attorney is contained on the signature pages.

99.1*	PortalPlayer, Inc. 1999 Stock Option Plan and form of agreements thereunder.

99.2*	PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan and form of agreements thereunder.

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 4.1 to NVIDIA’s Registration Statement on Form S-8 (File No. 333-74905), filed with the SEC on March 23, 1999.
(2)	Incorporated by reference to Exhibit 3.4 to NVIDIA’s Quarterly Report on Form 10-Q (File No. 000-23985), filed with the SEC on September 10, 2002.
(3)	Incorporated by reference to Exhibit 3.3 to NVIDIA’s Annual Report on Form 10-K (File No. 000-23985), filed with the SEC on March 16, 2006.
(4)	Incorporated by reference to Exhibit 4.2 to NVIDIA’s Registration Statement on Form S-1 (File No. 333-47495), filed with the SEC on April 24, 1998.